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                                                                    EXHIBIT 99.5

                         FIRST PALM BEACH BANCORP, INC.

                             OFFER TO EXCHANGE ITS
                   SERIES B 10.35% SENIOR DEBENTURES DUE 2002
                 (PRINCIPAL AMOUNT $1,000 PER SENIOR DEBENTURE)
                        WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   SERIES A 10.35% SENIOR DEBENTURES DUE 2002
                 (PRINCIPAL AMOUNT $1,000 PER SENIOR DEBENTURE)

To Our Clients:

     Enclosed for your consideration is a prospectus dated                  ,
1997 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of First Palm Beach Bancorp, Inc. (the "Company") to exchange the Company's Series B 10.35% Senior Debentures (the "Exchange Senior Debentures") for its outstanding Series A 10.35% Senior Debentures (the "Original Senior Debentures"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated June 30, 1997, between the Company and the initial purchaser referred to therein.

     This material is being forwarded to you as the beneficial owner of the Original Senior Debentures carried by us in your account but not registered in your name. A tender of such Original Senior Debentures may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Senior Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Senior Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will
expire at 5:00 p.m., New York City time, on                  , 1997, unless
extended by the Company. Any Original Senior Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Original Senior Debentures.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

          3. Any transfer taxes incident to the transfer of Original Senior Debentures from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 1997, unless extended by the Company.

     If you wish to have us tender your Original Senior Debentures, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Senior Debentures.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by First Palm Beach Bancorp, Inc. with respect to its Original Senior Debentures.

     This will instruct you to tender the Original Senior Debentures held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the aggregate Principal Amount of Original Senior Debentures held by you for my account as indicated below:

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                  (Aggregate Principal Amount to be Tendered)

[ ] Please do not tender any Original Senior Debentures held by you for my account.

Dated:
Signature(s):
Please print name(s):
Address(es):
Area Code and Telephone Number(s):
Tax Identification or Social Security Number(s):

     None of the Original Senior Debentures held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Senior Debentures held by us for your account.

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